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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statements (No. 333-41989; 333-31351, 333-20007) on Form S-3 of FPA Medical Management, Inc. and in the related Prospectus, and in the Registration Statements (333-31341; 333-34027; 33-00074; 333-16741) on Form S-8 of FPA
Medical Management, Inc., and to the incorporation by reference of our report dated February 22, 1996, with respect to the 1995 consolidated financial statements of AHI Healthcare Systems, Inc. included in the Annual Report on Form 10-K of FPA Medical Management, Inc. for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP



Los Angeles, California
March 27, 1998